FOR IMMEDIATE RELEASE

HARVEST NATURAL RESOURCES ANNOUNCES THIRD            QUARTER 2006 RESULTS

• Mixed Company Conversion Affects Venezuela Financial Reporting
• Charge for Final Venezuelan Tax Settlement

HOUSTON, Texas (October 26, 2006) – Harvest Natural Resources, Inc. (NYSE: HNR) today announced a 2006 third quarter loss of $13.6 million, or $0.36 per diluted share compared with net income of $8.1 million, or $0.21 per diluted share, for the 2005 third quarter.

Similar to the second quarter, the Company did not recognize the equity earnings for its producing operations in Venezuela in the third quarter. In addition, the Company incurred a charge of $10.4 million for the estimated impact for additional taxes and related interest in Venezuela for 2001 through 2006. The equity earnings will be reported upon completion of the conversion to the mixed company (Petrodelta).

The Company had a loss of $50.0 million, or $1.34 per diluted share, for the nine months ended September 30, 2006 compared with earnings of $40.3 million, or $1.05 per diluted share, for the same period last year. The loss for the nine months ended September 30, 2006 is due to the inability to recognize equity earnings for the producing operations in Venezuela for the second and third quarters and charges of $70.8 million for estimated additional taxes and related interest in Venezuela for 2001 through 2006.

Harvest President and Chief Executive Officer, James A. Edmiston, said, “During the last quarter, we made substantial progress towards the conversion to Petrodelta. The key elements included the amendment our Memorandum of Understanding providing the basis for the Venezuelan government to award the Isleño, Temblador and El Salto fields to Petrodelta, resolution of the outstanding tax issues with the SENIAT and the filing of a preliminary proxy statement with the Securities and Exchange Commission to begin the process of seeking approval from our stockholders to complete the conversion process. We expect to finalize and send the proxy to the stockholders with an anticipated stockholders meeting in December to vote on the conversion. If approved by our stockholders, Petrodelta will be formed after approvals from the Venezuelan government and completion of definitive agreements. Upon formation, an affiliate of the Company will own 40 percent of Petrodelta, 32 percent net to the Company.”

In August, the Company’s 80 percent owned affiliate, Harvest Vinccler, S.C.A. (HVSCA), amended its Memorandum of Understanding (MOU) with Corporacion Venezolana del Petroleo S.A. and PDVSA Petroleo S.A. to provide a basis to add the Isleño, Temblador and El Salto fields to Petrodelta, subject to an award of the properties by the government. In addition, HVSCA will contribute its three fields in the South Monagas Unit, which have been developed and operated by HVSCA since 1992, to Petrodelta. Upon formation, Petrodelta will develop and operate the six fields under a 20-year grant. In connection with the filing of a proxy statement, the Company retained an independent reserve engineering firm to estimate HVSCA’s share of proved, probable and possible reserves for the six fields as of April 1, 2006. Based on its estimates, Petrodelta has proved reserves of 210 million barrels of oil equivalent (MMBoe), or 45 MMBoe net to the Company’s 32 percent interest and after a one-third royalty. Additionally, Petrodelta’s probable and possible reserves are estimated to be 145 and 344 million barrels of oil equivalent respectively, or 31 and 74 million barrels of oil equivalent respectively net to the Company’s 32 percent interest and after a one-third royalty.

HVSCA continues to operate the South Monagas Unit in Venezuela and has advanced $17.2 million during the six month period of April 1 through September 30, 2006 to fund operations. The MOU provides that upon conversion to Petrodelta, there will be an economic adjustment as if the conversion had been completed on April 1, 2006.

HVSCA has substantially resolved all of the tax claims by the SENIAT, the Venezuelan income tax authority. In July 2005, the SENIAT issued a preliminary tax assessment to HVSCA of 184 billion Bolivars, or approximately $85 million, related to 2001 through 2004 of which HVSCA paid $5.3 million. In September 2006, the SENIAT issued a final assessment for the same time period of $34.6 million in principal and $21.7 million in interest. In October 2006, HVSCA received a preliminary assessment from the SENIAT for $15.8 million in additional taxes for 2005. In September and October, HVSCA made two payments to the SENIAT in the total amount of $50.4 million which represents the principal amount of additional taxes included in the 2001 through 2005 assessments. HVSCA intends to pay the interest portion of the assessments by the end of the year. Resolution of the tax claims is a necessary step in the transition of HVSCA’s operations to Petrodelta.

For the quarter ended September 30, 2006, certain operating statistics (on a 100% basis) for the South Monagas Unit operated by HVSCA are as follows:

•	Production of 1.8 million barrels of oil and 4.0 billion cubic fee of natural gas. Average daily production for the quarter was 26,800 barrels of oil equivalent.

•	$0.2 million was spent on capital and cash operating costs were $7.8 million.

•	Crude oil prices that would be paid for the oil production if the conversion contract were in place cannot be calculated as several elements of the pricing formula have not been set. Market prices for crude oil of the type produced in the South Monagas Unit averaged approximately $50 a barrel for the quarter ended September 30, 2006. The price for natural gas that would be paid under the conversion contract is $1.54 per thousand cubic feet.

•	Taxes and royalties for Petrodelta will be 50 percent and 33 percent, respectively.

Harvest will hold an earnings conference call today at 10:00 a.m. Central Time to discuss 2006 third quarter results. To access the call, dial 785-832-2422, conference ID: Harvest, five to ten minutes prior to the start time. A recording of the conference call will also be available for replay at 402-220-6952. To listen to the live webcast of the call, please visit our website at www.harvestnr.com.

Harvest Natural Resources, Inc., headquartered in Houston, Texas, is an independent oil and gas development and production company with principal operations in Venezuela and an office in Russia. For more information visit the Company’s website at www.harvestnr.com.

CONTACT:
Steven W. Tholen Senior Vice President, Chief Financial Officer (281) 899-5714	Amanda M. Koenig Investor Relations (281) 899-5716

“This press release may contain projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. They include estimates and timing of expected oil and gas production, oil and gas reserve projections of future oil pricing, future expenses, planned capital expenditures, anticipated cash flow and our business strategy. All statements other than statements of historical facts may constitute forward-looking statements. Although Harvest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from Harvest’s expectations as a result of factors discussed in Harvest’s 2005 Annual Report on Form 10-K and other public filings.”
“Cautionary note to investors – The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. From time to time, we use certain terms such as resource potential, risked potential, probable reserves, possible reserves, non-proved reserves or other descriptions of volumes of reserves that SEC guidelines generally prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly, are subject to substantially greater risk of being actually realized by the Company. Investors are urged to consider closely the disclosure in our 2005 Annual Report on Form 10-K and other public filings.”

HARVEST NATURAL RESOURCES, INC.
CONSOLIDATED BALANCE SHEETS*
($ millions, unaudited)
September 30,	December 31,
2006	2005
ASSETS:

CURRENT ASSETS:
Cash and equivalents	$181.3	$163.0
Restricted cash	5.6	—
Accounts receivable, net	13.4	71.7
Advances to provisional equity affiliate	17.2	-
Deferred income taxes	5.6	3.1
Prepaid expenses and other	0.9	2.1

Total current assets	224.0	239.9

RESTRICTED CASH	40.0	—
OTHER ASSETS	0.7	1.6
INVESTMENT IN PROVISIONAL EQUITY AFFILIATE	145.4	-

PROPERTY AND EQUIPMENT, net	3.3	159.3

TOTAL ASSETS	$413.4	$400.8

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Accounts payable, trade and other	$3.5	$0.4
Accounts payable, related party	9.5	9.2
Accrued expenses	7.5	18.5
Accrued interest	23.2	2.6
Deferred revenue	11.2	6.7
Income taxes payable	22.2	18.9
Current portion of long-term debt	14.8	5.5

Total current liabilities	91.9	61.8

LONG TERM DEBT	39.1	—
COMMITMENTS AND CONTINGENCIES	-	-
ASSET RETIREMENT LIABILITY	-	2.1
MINORITY INTEREST	30.2	39.4

STOCKHOLDERS’ EQUITY:
Common stock and paid-in capital	193.3	188.6
Retained earnings	62.7	112.7
Treasury stock	(3.8)	(3.8)

Total stockholders’ equity	252.2	297.5

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$413.4	$400.8
-	-	-

*Results do not reflect our Venezuelan operations due to the inability to report results for the second and third quarter 2006 as the conversion of the Operating Service Agreement to the Mixed Company has not been finalized.

HARVEST NATURAL RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS*
(in thousands except per BOE and per share amounts, unaudited)
THREE MONTHS ENDED:	September 30, 2006	September 30, 2005

Barrels of oil sold		2,070
MMCF of gas sold		6,261
Total BOE		3,113

Average price/barrel		$26.47
Average price/mcf		$1.03

REVENUES:
Oil sales		$54,772
Gas sales		6,449
		61,221

EXPENSES:
Operating expenses		9,233
Depletion and amortization		9,293
Depreciation	$62	894
General and administrative	6,416	6,698
Account receivable write-off on retroactive oil price adjustment	—	4,548
Taxes other than on income	1,176	1,579
	7,654	32,245

INCOME (LOSS) FROM OPERATIONS	(7,654)	28,976

OTHER NON-OPERATING INCOME (EXPENSE)
Investment earnings and other	2,435	959
Interest expense	(5,069)	(2,783)
Net loss on exchange rates	(16)	(3)
	(2,650)	(1,827)

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTERESTS	(10,304)	27,149
Income tax expense	5,338	16,332

INCOME (LOSS) BEFORE MINORITY INTERESTS	(15,642)	10,817
Minority interest in consolidated subsidiary companies	(2,044)	2,674

NET INCOME (LOSS)	($13,598)	$8,143

NET INCOME (LOSS) PER COMMON SHARE:
Basic	($0.36)	$0.22
Diluted	($0.36)	$0.21

Weighted average shares outstanding:
Basic	37.3 million	37.0 million
Diluted	39.0 million	38.5 million

*Results do not reflect our Venezuelan operations due to the inability to report results for the second and third quarter 2006 as the conversion of the Operating Service Agreement to the Mixed Company has not been finalized.

HARVEST NATURAL RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS*
(in thousands except per BOE and per share amounts, unaudited)
NINE MONTHS ENDED:	September 30, 2006	September 30, 2005

Barrels of oil sold	1,894	6,728
MMCF of gas sold	4,506	20,111
Total BOE	2,645	10,079

Average price/barrel	$28.96	$23.48
Average price/mcf	$1.03	$1.03

REVENUES:
Oil sales	$54,858	$157,935
Gas sales	4,648	20,714
	59,506	178,649

EXPENSES:
Operating expenses	9,241	26,884
Depletion and amortization	9,904	30,087
Depreciation	534	2,014
General and administrative	20,162	17,587
Account receivable write-off on retroactive oil price adjustment	—	4,548
Taxes other than on income	3,752	4,632
	43,593	85,752

INCOME FROM OPERATIONS	15,913	92,897

OTHER NON-OPERATING INCOME (EXPENSE)
Investment earnings and other	6,816	1,985
Interest expense	(20,923)	(3,235)
Net gain (loss) on exchange rates	(22)	2,754
	(14,129)	1,504

INCOME BEFORE INCOME TAXES AND MINORITY
INTERESTS	1,784	94,401
Income tax expense	60,910	41,824

INCOME (LOSS) BEFORE MINORITY INTERESTS	(59,126)	52,577
Minority interest in consolidated subsidiary companies	(9,114)	12,248

NET INCOME (LOSS)	($50,012)	$40,329

NET INCOME (LOSS) PER COMMON SHARE:
Basic	($1.34)	$1.09
Diluted	($1.34)	$1.05

Weighted average shares outstanding:
Basic	37.2 million	36.9 million
Diluted	38.8 million	38.4 million

*Results do not reflect our Venezuelan operations due to the inability to report results for the second and third quarter 2006 as the conversion of the Operating Service Agreement to the Mixed Company has not been finalized.

HARVEST NATURAL RESOURCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS*
(in thousands, unaudited)
		Three Months Ended September 30,		Nine Months Ended September 30,
		2006	2005	2006	2005
Cash Flows From Operating Activities:
	Net income (Loss)	($13,598)	$8,143	($50,012)	$40,329
	Adjustments to reconcile net income to net cash provided by operating activities:
	Depletion, depreciation and amortization	62	10,187	10,438	32,101
	Account receivable write-off on retroactive oil price adjustment	-	4,548	-	4,548
	Deferred compensation expense	—	(20)	—	(535)
	Non-cash compensation related charges	1,293	707	3,816	2,533
	Minority interest in consolidated subsidiary companies	(2,044)	2,674	(9,114)	12,248
	Deferred income taxes	—	—	(2,556)	—
	Changes in operating assets and liabilities:
	Accounts and notes receivable	(643)	2,776	58,217	(8,241)
	Advances to provisional equity affiliate	(8,048)	-	(17,234)	-
	Prepaid expenses and other	591	907	1,296	403
	Commodity hedging contract	—	3,768	—	11,180
	Accounts payable	(10)	3,923	3,034	(249)
	Accounts payable, related party	85	—	318	(1,952)
	Accrued expenses	(1,663)	(2,293)	(10,933)	(10,043)
	Accrued interest	4,969	2,592	20,597	2,521
	Deferred revenue	—	—	4,489	—
	Provision for asset retirement liability	-	25	24	75
	Income taxes payable	(32,300)	(2,291)	3,328	(6,347)

	Net Cash Provided By (Used In) Operating Activities	(51,306)	35,646	15,708	78,571
-	-
Cash Flows From Investing Activities:
	Additions of property and equipment	(81)	(1,857)	(1,554)	(15,766)
	Investment in provisional equity affiliate	271	-	(76)	-
	Decrease (Increase) in restricted cash	(45,560)	12	(45,560)	12
	Investment costs	(6)	(256)	533	(107)
	Net Cash Used In Investing Activities	(45,376)	(2,101)	(46,657)	(15,861)
-	-
Cash Flows From Financing Activities:
	Net proceeds from issuances of common stock	25	459	874	761
	Proceeds from issuance of notes payable	53,837	-	53,837	-
	Payments on long-term debt	(2,583)	(1,591)	(5,467)	(6,066)
	Net Cash Provided By (Used In) Financing Activities	51,279	(1,132)	49,244	(5,305)
-	-
	Net Increase (Decrease) in Cash	(45,403)	32,413	18,295	57,405
Cash and Cash Equivalents at Beginning of Period		226,717	109,592	163,019	84,600
Cash and Cash Equivalents at End of Period		$181,314	$142,005	$181,314	$142,005

*Results do not reflect our Venezuelan operations due to the inability to report results for the second and third quarter 2006 as the conversion of the Operating Service Agreement to the Mixed Company has not been finalized.